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Exhibit 10.25AF

THIRTY-FOURTH AMENDMENT

TO

AMENDED AND RESTATED

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

This Thirty-fourth Amendment (the “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and Charter Communications Holding Company, LLC, a Delaware limited liability company (“Customer”).  CSG and Customer entered into that certain Amended and Restated CSG Master Subscriber Management System Agreement dated February 9, 2009, as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment.  If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control.  Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment shall have the meaning set forth in the Agreement.  Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment.  Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree to the following:

1.  Pursuant to the Thirty-second Amendment executed by CSG and Customer, effective as of August 8, 2012 (CSG document no. 2313710) Customer has agreed to purchase and CSG has agreed to provide an additional instance of the Service Order Distribution Interface (”SODI”).

2.  As a result, the annual maintenance fee of $*********** pursuant to Schedule F, CSG Services, II, entitled "Interfaces," Section D (Telephony), subsection 3 (Maintenance (per interface)) of the Agreement, will be invoiced by CSG to Customer for the additional instance of SODI referenced in Section 1 above upon completion of implementation, pursuant to that certain Statement of Work entitled "Service Order Distribution (SODI) and Event Notification (ENI) Interfaces Implementations" (CSG document no. 2313930), of such SODI instance.

THIS AMENDMENT is executed on the day and year last signed below (the “Effective Date”).

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC (“CUSTOMER”) By: Charter Communications, Inc., its Manager	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Steve Blechschmidt	By: /s/ Michael J. Henderson
Title: Mgr. Billing Vendor Rel.	Title: EVP Sales & Marketing
Name:	Name: Michael J. Henderson
Date: 11/1/12	Date: 11/1/12